EXHIBIT 99.1

Superconductor Technologies Reports 2017 Second Quarter Results

Begins DOE Next Generation Electric Machines Project

AUSTIN, Texas, Aug. 10, 2017 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON) reported financial results for the quarter ended July 1, 2017.

Jeff Quiram, STI’s president and CEO, stated, “In the second quarter, we remained focused on commercializing our Conductus® wire and the advancement of our U.S. Department of Energy (DOE) project. We shipped wire to multiple customers in the second quarter in conjunction with our efforts to complete product qualification. We have been actively engaged with these customers during their testing process to improve our visibility moving forward. During this period, our own comprehensive evaluation has identified additional quality control enhancements to ensure that the Conductus wire shipped fully meets the expected specifications. We continue to engage with our industry-leading customers to develop plans for supplying wire to meet their future demand.”

In June, STI was awarded a corporate agreement with the DOE for the Next Generation Electric Machines (NGEM) program. The “Process Innovations for HTS Wire Manufacturing” project has a comprehensive engineering plan that has now been implemented. In November 2016, STI was selected as the prime recipient of a $4.5 million award for this three-year DOE program. STI is collaborating with TECO Westinghouse Motor Company (TWMC), an industry leader, end user and device maker with more than 100 years of experience in motor design and application, and academic partners Massachusetts Institute of Technology and the University of North Texas.

“We are excited to kick-off the DOE project. Our partners recognize the immense value of superconducting technology for high-power electric machines and are committed to commercialization. This project team brings together the full range of required expertise, from research and development to the product manufacturing know-how necessary to achieve expanded availability of superconducting materials, which will enable the commercial viability of high power superconducting next-generation electric machines. Along with our partners, we continue to believe that STI’s goal of high performance Conductus wire at market-leading cost can be a game changer for a wide range of applications,” Quiram concluded.

Second Quarter Financial Summary
STI’s second quarter 2017 net revenues were $8,000, compared to $1,000 in the first quarter of 2017 and $11,000 in the second quarter of 2016. Net loss for the second quarter 2017 was $2.5 million, or a loss of $0.24 per basic and diluted share, compared to a net loss of $2.6 million, or a loss of $0.26 per basic and diluted share, in the first quarter of 2017, and a net loss of $3.1 million, or a loss of $1.14 per basic and diluted share in the second quarter of 2016.

For the six-month period ending July 1, 2017, total net revenues were $9,000, compared to $100,000 for the first half of 2016. The net loss for the first half of 2017 was $5.2 million, or $0.50 per share, compared to $5.7 million, or $2.14 per share.

Please note: share and per share data for both periods is adjusted for the 1-for-15 reverse stock split effective on July 18, 2016.

As of July 1, 2017, STI had $6.5 million in cash and cash equivalents.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, August 10th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. To listen to the call live, please dial 1-888-468-2440 at least 10 minutes before the start of the conference. International participants may dial 1-719-457-6931. The conference ID is 6141253.  The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website. A telephone replay will be available until midnight ET on August 14th by dialing 1-844-512-2921 or 1-412-317-6671, and entering pass code 6141253. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted (which reserves are expected to be sufficient into the first quarter of 2017), to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2016 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Revenues	$8,000	$11,000	$9,000	$100,000

Costs and expenses:
Cost of revenues	769,000	971,000	1,631,000	1,835,000
Research and development	678,000	701,000	1,328,000	1,417,000
Selling, general and administrative	1,124,000	1,420,000	2,244,000	2,583,000

Total costs and expenses	2,571,000	3,092,000	5,203,000	5,835,000

Loss from operations	(2,563,000)	(3,081,000)	(5,194,000)	(5,735,000)

Other Income and Expense:

Adjustments to fair value of warrant derivatives	11,000	-	8,000	21,000
Other income	11,000	3,000	16,000	6,000

Net loss	$(2,541,000)	$(3,078,000)	$(5,170,000)	$(5,708,000)

Basic and diluted net loss per common share	$ (.24)	$(1.14)	$ (.50)	$(2.14)

Basic and diluted weighted average number of common shares outstanding	10,699,353	2,711,697	10,333,492	2,668,799

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1,	December 31,
	2017	2016
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$6,462,000	$10,452,000
Accounts receivable, net	-	8,000
Inventory, net	63,000	68,000
Prepaid expenses and other current assets	212,000	109,000
Total Current Assets	6,737,000	10,637,000

Property and equipment, net of accumulated depreciation of
$10,363,000 and $9,350,000, respectively	2,516,000	3,491,000
Patents, licenses and purchased technology, net of accumulated amortization
of $963,000 and $948,000, respectively	903,000	990,000
Other assets	69,000	96,000
Total Assets	$10,225,000	$15,214,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$195,000	$336,000
Accrued expenses	532,000	608,000
Total Current Liabilities	727,000	944,000
Other long-term liabilities	169,000	172,000
Total Liabilities	896,000	1,116,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
328,925 and 333,767 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
10,724,261 and 7,353,714 shares issued and outstanding, respectively	11,000	7,000
Capital in excess of par value	316,574,000	316,177,000
Accumulated deficit	(307,256,000)	(302,086,000)
Total Stockholders' Equity	9,329,000	14,098,000
Total Liabilities and Stockholders' Equity	$10,225,000	$15,214,000

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	July 1, 2017	July 2, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,170,000)	$(5,708,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	1,028,000	1,157,000
Stock-based compensation expense	201,000	519,000
Adjustments to fair value of warrant derivatives	(8,000)	21,000
Changes in assets and liabilities:
Accounts receivable	9,000	22,000
Inventories	6,000	59,000
Prepaid expenses and other current assets	(103,000)	(61,000)
Patents, licenses and purchased technology	71,000	(94,000)
Other assets	27,000	30,000
Accounts payable, accrued expenses and other current liabilities	(212,000)	3,000
Net cash used in operating activities	(4,151,000)	(4,052,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(39,000)	-
Net cash used in investing activities	(39,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the exercise of outstanding warrants	200,000	-
Net cash provided by financing activities	200,000	-

Net decrease in cash and cash equivalents	(3,990,000)	(4,052,000)
Cash and cash equivalents at beginning of period	10,452,000	7,469,000
Cash and cash equivalents at end of period	$6,462,000	$3,417,000